Exhibit 23.1



                          INDEPENDENT AUDITORS' CONSENT






The Board of Directors and Shareholders
Kinnard Investments, Inc.:


We consent to the incorporation by reference in Registration Statements No. 33-39874, No. 33-49720, No. 33-49722, No. 33-67830 and No. 33-82102 of Kinnard
Investments, Inc. on Form S-8 of our report dated January 28, 1998 on the 1997 consolidated financial statements of Kinnard Investments, Inc., appearing in this Annual Report on Form 10-K of Kinnard Investments, Inc. and its subsidiaries for the year ended December 31, 1997.


    /s/   KPMG Peat Marwick LLP

March 20, 1998